TIME CHARTER GUARANTY

      This TIME CHARTER GUARANTY as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made as of the 1st day of August, 2006, by RAND LL HOLDINGS CORP., a Delaware corporation ("Guarantor"), in favor of WISCONSIN & MICHIGAN STEAMSHIP COMPANY, a Michigan corporation ("WMS").

      1. Recitals.

      WMS is entering into that certain Time Charter Agreement, dated as of August 1, 2006, with LOWER LAKES TRANSPORTATION COMPANY, a Delaware corporation (together with its successors and assigns, "Lower Lakes") (as the same may from time to time be amended, restated or otherwise modified, the "Time Charter"). Guarantor desires that Lower Lakes obtain the benefits as described in the Time Charter. Except as specifically defined herein, capitalized terms used herein that are defined in the Time Charter shall have their respective meanings ascribed to them in the Time Charter.

      Guarantor deems it to be in the direct pecuniary and business interests of Guarantor that Lower Lakes enter into the Time Charter with WMS.

      Guarantor understands that WMS is willing to enter into the Time Charter only upon certain terms and conditions, one of which is that Guarantor guarantee the payment of the Guaranteed Obligations, as hereinafter defined, and this Agreement is being executed and delivered in consideration of each financial accommodation granted to Lower Lakes by WMS and for other valuable consideration.

      2. Definitions. As used in this Agreement, the following terms shall have the following meanings:

      "Collateral" shall mean, collectively, all property, if any, securing the Guaranteed Obligations or any part thereof at the time in question.

      "Guaranteed Obligations" shall mean, collectively, (a) all obligations now owing or hereafter incurred by Lower Lakes to WMS pursuant to subparts (1) and
(2) of Section 9.1(a) of the Time Charter through and including September 30, 2008, and (b) costs and expenses, including attorneys' fees, incurred in connection with the collection of any portion of the obligations described in subpart (a) hereof.

      "Obligor" shall mean any Person that, or any of whose property, is or shall be obligated on the Guaranteed Obligations or any part thereof in any manner and includes, without limiting the generality of the foregoing, Lower Lakes or Guarantor, and any other co-maker, endorser, guarantor of payment, subordinating creditor, assignor, grantor of a security interest, pledgor, mortgagor or any hypothecator of property, if any.

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      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

      3. Guaranty of the Guaranteed Obligations. Guarantor hereby absolutely and unconditionally guarantees (as a guaranty of payment and not merely a guaranty of collection) the prompt payment in full of all of the Guaranteed Obligations as and when the respective parts thereof become due and payable. If the Guaranteed Obligations, or any part thereof, shall not be paid in full when due and payable, WMS (or a designee of WMS), in each case, shall have the right to proceed directly against Guarantor under this Agreement to collect the payment in full of the Guaranteed Obligations, regardless of whether or not WMS shall have theretofore proceeded or shall then be proceeding against Lower Lakes or any other Obligor or Collateral, if any, or any of the foregoing, it being understood that WMS, in its sole discretion, may proceed against any Obligor and any Collateral and may exercise each right, power or privilege that WMS may then have, either simultaneously or separately, and, in any event, at such time or times and as often and in such order as WMS, in its sole discretion, may from time to time deem expedient to collect the payment in full of the Guaranteed Obligations. Guarantor agrees that all payments made by Guarantor under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of any taxes.

      4. Payments Conditional. Whenever WMS shall credit any payment to the Guaranteed Obligations or any part thereof, whatever the source or form of payment, the credit shall be conditional as to Guarantor unless and until the payment shall be final and valid as to all the world. Without limiting the generality of the foregoing, Guarantor agrees that if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any proceeds of Collateral or payment so applied shall thereafter be recovered by any trustee in bankruptcy or any other Person, WMS, in each case, may reverse any entry relating thereto on its books and Guarantor shall remain liable therefor, even if WMS may no longer have in its possession any instrument evidencing the Guaranteed Obligations to which the payment in question was applied.

      5. Guarantor's Guaranteed Obligations Absolute and Unconditional. Regardless of the duration of time, regardless of whether Lower Lakes may from time to time cease to be indebted to WMS and irrespective of any act, omission or course of dealing whatever on the part of WMS, Guarantor's liabilities and other obligations under this Agreement shall remain in full effect until the payment in full of the Guaranteed Obligations. Without limiting the generality of the foregoing:

      5.1. Guarantor's Waiver of Notice, Presentment. Guarantor waives (a) notice of the incurring of obligations by Lower Lakes to WMS or the terms and conditions thereof, (b) presentment, demand for payment and notice of dishonor of obligations incurred by Lower Lakes to WMS, (c) notice of any indulgence granted to any Obligor, and (d) any other notice to which Guarantor might, but for this waiver, be entitled;

      5.2. WMS's Rights Not Prejudiced by Action or Omission. WMS (or a designee of WMS), in its sole discretion, may, without any prejudice to its rights under this Agreement, at any time or times, without notice to or the consent of


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Guarantor, (a) grant Lower Lakes whatever financial accommodations that WMS may from time to time deem advisable, even if Lower Lakes might be in default in any respect and even if those financial accommodations might not constitute Guaranteed Obligations, the payment of which is guaranteed hereunder, (b) assent to any renewal, extension, consolidation or refinancing of the Guaranteed Obligations or any part thereof, (c) forbear from demanding security, if WMS shall have the right to do so, (d) release any Obligor or Collateral or assent to any exchange of Collateral, if any, irrespective of the consideration, if any, received therefor, (e) grant any waiver or consent or forbear from exercising any right, power or privilege that WMS may have or acquire, (f) assent to any amendment, deletion, addition, supplement or other modification in, to or of any writing evidencing or securing any of the Guaranteed Obligations or pursuant to which any of the Guaranteed Obligations are created,
(g) grant any other indulgence to any Obligor, (h) accept any Collateral for, or any other Obligor upon, the Guaranteed Obligations or any part thereof, and (i) fail, neglect or omit in any way to realize upon any Collateral, to perfect any security interest with respect to Collateral, or to protect the Guaranteed Obligations or any part thereof or any Collateral therefor;

      5.3. Liabilities Survive Guarantor's Dissolution. Guarantor's liabilities and other obligations under this Agreement shall survive any dissolution of Guarantor; and

      5.4. Liabilities Absolute and Unconditional. Guarantor's liabilities and other obligations under this Agreement shall be absolute and unconditional irrespective of any lack of validity or enforceability of the Time Charter or any other agreement, instrument or document related thereto, the existence of any claim, set-off or other rights that Guarantor may have against Lower Lakes or any other Person, or any other defense available to Guarantor in respect of this Agreement (other than the payment in full of the Guaranteed Obligations).

      6. Covenants.

      (a) Special Rand Covenants. Guarantor agrees to deliver to WMS and National City Commercial Capital Company, LLC, through its National City Equipment Finance division ("NC Equipment Finance"; references to NC Equipment Finance in this Agreement shall also include any successors and assign of NC Equipment Finance and any other financial institution that shall refinance the senior credit facilities of WMS), within forty-five (45) days after the end of each fiscal quarter of Guarantor, a compliance certificate in the form of the attached Exhibit B, certifying compliance with and reflecting calculations of the financial covenants set forth in Exhibit A hereto (the "Special Rand Covenants").

      (b) Financial Statements and Information; Compliance Certificates. Guarantor hereby agrees to deliver to WMS and NC Equipment Finance copies of all compliance certificates, financial statements and notices delivered to General Electric Capital Corporation ("GE") (contemporaneously with providing such statements to GE) by Guarantor or any subsidiary of Guarantor pursuant to the Credit Agreement, dated as of March 3, 2006 among Lower Lakes Towing Ltd., a Canadian corporation, Lower Lakes Transportation Company, a Delaware corporation, Grand River Navigation Company, Inc, a Delaware corporation, the other Credit Parties signatory thereto, GE, as agent, and certain lenders


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

signatory thereto from time to time, (the "GE Credit Agreement"). Guarantor hereby also agrees to deliver to WMS and NC Equipment Finance, within ten days of their written request, such other information about the financial condition, properties and operations of Guarantor (and any of its subsidiaries) as WMS or NC Equipment Finance may from time to time reasonably request, which information shall be certified by a financial officer of Guarantor.

      (c) Modifications to GE Credit Agreement and Related Documents. Guarantor hereby agrees that Guarantor will not, without prior written notice to WMS and NC Equipment Finance, amend, restate, replace or otherwise modify any of the provisions of the GE Credit Agreement and the other documents executed in connection therewith. Guarantor will provide WMS and NC Equipment Finance with drafts of any proposed waivers, consents, amendments and similar modification documents with respect to the GE Credit Agreement and the other documents executed in connection therewith.

      7. Representations and Warranties.

      (a) Generally. Guarantor represents and warrants that (i) Guarantor is a duly organized and validly existing corporation, in good standing under the laws of the state of its incorporation (as referenced in the first paragraph of this Agreement), and is qualified to do business in each state where a failure to so qualify would have a material adverse effect on Guarantor; (ii) Guarantor has legal power and right to execute and deliver this Agreement and to perform and observe the provisions hereof; (iii) the officers executing and delivering this Agreement on behalf of Guarantor have been duly authorized to do so, and this Agreement, when executed, is legal and binding upon Guarantor in every respect;
(iv) except for matters described or referenced in the Time Charter or any schedule or exhibit thereto, no litigation or proceeding is pending or threatened against Guarantor before any court or any administrative agency that, in Guarantor's opinion, after consultation with Guarantor's counsel, is reasonably expected to have a material adverse effect on Guarantor; (v) Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that Guarantor has incurred to WMS; (vi) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Agreement to WMS; (vii) Guarantor is not engaged or about to engage in any business or transaction for which the assets retained by Guarantor are or will be an unreasonably small amount of capital, taking into consideration the obligations to WMS incurred hereunder; and (viii) Guarantor does not intend to, nor does Guarantor believe that Guarantor will, incur debts beyond Guarantor's ability to pay such debts as they mature.

      (b) Financial Statements. Guarantor represents and warrants that the audited consolidated financial statements of Guarantor and its subsidiaries (the "Rand LL Companies") for the fiscal year ended March 31, 2006, furnished to NC Equipment Finance, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Rand LL Companies as of the date of such financial statements and the results of their operations for the period then ending. Since the date of such statements, there has been no material adverse change in any of Rand LL Company's financial condition, properties or business or any change in any Rand LL Company's accounting procedures.


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      8. Waiver of Guarantor's Rights Against Lower Lakes and Collateral. To the
extent permitted by law, Guarantor hereby waives any claim or other right that Guarantor might now have or hereafter acquire against Lower Lakes or any other Obligor that arises from the existence or performance of Guarantor's liabilities or other obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of WMS against Lower Lakes or any Collateral that WMS now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until irrevocable payment in full of all obligations of Lower Lakes under the Time Charter.

      9. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Guarantor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to WMS, mailed or delivered to it, addressed to the address of WMS specified on the signature pages of the Time Charter, or, as to each party, at such other address as shall be designated by such party in written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Guarantor to WMS pursuant to any of the provisions hereof shall not be effective until received by WMS.

      10. Successors and Assigns; Third Party Beneficiary; Collateral Assignment. This Agreement shall bind Guarantor and Guarantor's successors and assigns and shall inure to the benefit of WMS and its successors and assigns. Guarantor acknowledges and agrees that NC Equipment Finance has a lien on all assets of WMS, and included in such assets are the Time Charter, this Agreement, and all rights of WMS hereunder and under the Time Charter. NC Equipment Finance is an intended beneficiary of this Agreement and shall have the right to enforce this Agreement in accordance with the terms hereof. This Agreement may be enforced by NC Equipment Finance at any time and without any requirement on the part of NC Equipment Finance first to exercise any other rights against either Guarantor or Lower Lakes, or any other Person or to resort to any source or means of obtaining payment or enforcing performance of the obligations or any of them. Guarantor agrees to promptly send to NC Equipment Finance copies of all notices sent or received by Guarantor in connection herewith. On the date hereof, WMS is making a collateral assignment of all of its rights hereunder to NC Equipment Finance, and Guarantor hereby consents to such assignment.

      11. Invalidity. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      12. Entire Agreement. This Agreement constitutes a final written expression of all of the terms of this Agreement, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof.


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

      13. Relationship of Parties. WMS shall have no fiduciary obligation toward Guarantor with respect to this Agreement or the transactions contemplated hereby.

      14. Headings. The headings and subheadings used herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement.

      15. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Guarantor and WMS hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Guarantor, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Guarantor agrees that a final, nonappealable judgment in any such action or proceeding in any state or federal court in the State of Ohio shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page intentionally left blank.]


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

      JURY TRIAL WAIVER. GUARANTOR, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG WMS, LOWER LAKES AND GUARANTOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY NC EQUIPMENT FINANCE'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS INSTRUMENT, ANY NOTE OR ANY OTHER GUARANTY OF PAYMENT, AGREEMENT, INSTRUMENT OR DOCUMENT RELATED THERETO.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Time Charter Guaranty as of the date first set forth above.

Address: 450 Park Avenue, Suite 1001      RAND LL HOLDINGS CORP.
         New York, New York 10022
         Attn:
              ----------------------      By:/s/ Laurence S. Levy
                                          Name:Laurence S. Levy
                                          Title: President


                                          WISCONSIN & MICHIGAN STEAMSHIP COMPANY


                                          By:/s/ Thomas A. Burton
                                          Name:Thomas A. Burton
                                          Title: Chief Financial Officer

Acknowledged by:

NATIONAL CITY COMMERCIAL CAPITAL COMPANY, LLC


By: /s/ Vincent D. Rinaldi
    Vincent D. Rinaldi
    Chief Executive Officer

                                Signature Page to
                               Guaranty of Payment